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                                                                    Exhibit 11.1
                             LEGACY SOFTWARE, INC.
                       COMPUTATION OF PER SHARE EARNINGS

COMPUTATION OF WEIGHTED AVERAGE COMMON STOCK SHARES OUTSTANDING:

                                                   Total
                                                  Number                    Year Ended December 31,
                                                 Of Shares            1996              1995             1994
                                                 ---------        -------------------------------------------
 Weighted average shares calculated
 under SAB 83(1) . . . . . . . . . . . .        1,396,218           516,601        1,396,218        1,396,218

 Outstanding shares as
 of January 1, 1996  . . . . . . . . . .          741,000           466,830                0                0

 Common Stock issued on
 January 23, 1996  . . . . . . . . . . .            7,200             4,264                0                0

 Common Stock issued on
 May 15, 1996  . . . . . . . . . . . . .          534,351           212,084                0                0

 Initial public offering shares
 issued on May 15, 1996  . . . . . . . .        1,150,000           456,435                0                0

 Common Stock issued on
 August 31, 1996 . . . . . . . . . . . .           33,334            11,202                0                0

 Common Stock issued on
 October 31, 1996  . . . . . . . . . . .            7,230             1,225                0                0

 Common Stock issued on
 November 1, 1996  . . . . . . . . . . .           50,000             8,334                0                0
                                                                      -----        ---------        ---------

 Weighted Average Shares Outstanding . .                          1,676,975        1,396,218        1,396,218
                                                                  =========        =========        =========

 Net Loss  . . . . . . . . . . . . . . .                         (2,984,542)        (691,518)        (251,893)
                                                                 ==========         ========         ========
 Net loss per common share(5)  . . . . .                             $(1.78)          $(0.49)          $(0.18)
                                                                    =======          =======          =======


 WEIGHTED AVERAGE COMMON STOCK                                                Weighted Average
 SHARES OUTSTANDING UNDER SAB 83(2):                                            Common Stock
 Common Stock and Common Stock equivalents                                         Shares
                                                                                Outstanding
                                                                              ----------------
 Common Stock granted during the period  . . .                                         7,200

 Stock options granted subsequent to
 January, 1996 . . . . . . . . . . . . . . . .                                       210,000

 Warrants granted prior to January, 1996 . . .                                       200,000

 Convertible debt to be converted prior to
 the Public Offering . . . . . . . . . . . . .                                       534,351
                                                                                     -------
    Total securities . . . . . . . . . . . . .                                       951,551

    Assumed buyback of Common Stock shares(3)                                       (296,333)
                                                                                    ---------
 Total Common Stock equivalents  . . . . . . .                                       655,218

 Weighted average shares issued(4) . . . . . .                                       741,000
                                                                                     -------

 Weighted average shares outstanding . . . . .                                     1,396,218
                                                                                   ---------


_________________________
(1) The Company has elected to calculate its weighted average Common Stock shares outstanding under SAB 83 until the completion of its initial public offering.

(2) Weighted average shares outstanding are computed using the treasury stock method, by which the number of shares outstanding reflects an assumed use of proceeds, from the assumed exercise of possible Common Stock equivalents, to repurchase shares of the Company's Common Stock at the Public Offering price.
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(3)      Assumed buyback of Common Stock shares:
         Common Stock is assumed to be repurchased at the Public Offering price.
         Weighted average purchase price per share of Common Stock        $0.00
         Weighted average exercise price per share of stock options       $3.89
         Weighted average exercise price per share of warrants            $1.31
         Weighted average conversion per share of convertible debt        $1.31

(4) Gives retroactive effect of the Company's Common Stock split on a 144 shares to 1 basis. In addition, common shares assumed to be issued within one year of the Public Offering have been included in the above calculation and not in this line item.

(5) The effect of common stock options and warrants are excluded as their inclusion would be anti-dilutive.